Exhibit 10.8

FORM OF RESTRICTED STOCK AGREEMENT (this “Agreement”) dated as of [●], 2007, between DOMUS HOLDINGS CORP., a Delaware corporation, (the “Company”) and [●] (the “Purchaser”).

WHEREAS, pursuant to the Agreement and Plan of Merger, made and entered into as of the 15th day of December, 2006, by and among the Company, Realogy Corporation (“Realogy”) and Domus Acquisition Corp., Domus Acquisition Corp. will be merged with and into Realogy (the “Transaction”), and Realogy will be the surviving corporation in the Transaction and will be a subsidiary of the Company;

WHEREAS, the Company, acting through the Committee with the consent of the Company’s Board of Directors (the “Board”) will grant to the Purchaser, effective as of the date the Transaction closes (the “Grant Date”), under the Domus Holdings Corp. 2007 Stock Incentive Plan (the “Plan”) a number of shares of Common Stock (“Shares”) on the terms and subject to the conditions set forth in this Agreement and the Plan; and

WHEREAS, Realogy and the Purchaser have executed an Employment Agreement of even date herewith (the “Employment Agreement”);

WHEREAS, the Company, the Purchaser and certain other holders of Shares have entered into a Management Investor Rights Agreement of even date herewith (the “Management Investor Rights Agreement”);

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows:

Section 1. The Plan. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. A copy of the Plan may be obtained from the Company by the Purchaser upon request. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan.

Section 2. Grant. Subject to the terms of this Agreement, the Company hereby grants to the Purchaser an Award of Restricted Stock with respect to an aggregate of [•] restricted shares of Common Stock of the Company (subject to adjustment as provided in Article X of the Plan) (the “Restricted Shares”) at a purchase price of $ [•] per share (the “Unvested RS Purchase Price”). The Purchaser agrees to promptly pay to the Company the amount of the aggregate Unvested RS Purchase Price for the Restricted Shares.

Section 3. Vesting. The Restricted Shares shall vest, and the restrictions imposed on the Restricted Shares pursuant to this Section 3 shall lapse as follows: (i) one-half of the Restricted Shares shall vest on the 18-month anniversary of the Grant Date and (ii) one-half of the Restricted Shares shall vest on the third anniversary of the Grant Date, provided that, in each case, the Purchaser has not incurred a Termination of Relationship prior to the applicable vesting date. The Restricted Shares shall accelerate and vest in full upon a Sale of the Company (provided the Purchaser has not incurred a Termination of Relationship before such time). Prior to vesting, the Restricted Shares, any interest therein, any amount payable in respect thereof, and any consideration or other securities received therefor pursuant to Article X of the Plan (such consideration or other securities, the “Restricted Property”), may not be sold or transferred by the Purchaser. After vesting, the Restricted Shares shall have the same attributes as other Shares, as set forth in the Management Investor Rights Agreement and shall be subject to repurchase as set forth in the Management Investor Rights Agreement; provided, however, that Restricted Shares that have not yet vested shall be subject to repurchase at the Unvested RS Purchase Price.

Section 4. Purchaser’s Service. Nothing in this Agreement shall confer upon the Purchaser any right to continue as an employee of, or other service provider to, the Company or any of its Subsidiaries or Affiliates or interfere in any way with the right of the Company, its Subsidiaries or its Affiliates, as the case may be, in their respective sole discretion, to terminate the Purchaser’s employment or service relationship or to increase or decrease the Purchaser’s compensation at any time.

Section 5. Securities Law Representations. The Purchaser acknowledges that the Restricted Shares are not being registered under the Securities Act, based, in part, in reliance upon an exemption from registration under Rule 701 promulgated under the Securities Act, and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Purchaser, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

•

The Purchaser is acquiring the Restricted Shares solely for the Purchaser’s own account, for investment purposes only, and not with a view or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act and/or any applicable state securities laws.

•	The Purchaser is an “accredited investor”, as that term is defined in Rule 501(a)(1), (2) or (3) of Regulation D promulgated under the Securities Act.

•

The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Restricted Shares. The Purchaser has been furnished with, and/or has access to, such information as the Purchaser considers necessary or appropriate for deciding whether to purchase the Restricted Shares. However, in evaluating the merits and risks of an investment in the Restricted Shares, the Purchaser has and will rely only upon the advice of the Purchaser’s own legal counsel, tax advisors, and/or investment advisors.

•

The Purchaser is aware that any value the Restricted Shares may have depends on their vesting and certain other factors, and that any investment in common shares of a closely held corporation such as the Company is non-marketable, non-transferable and could acquire capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

•

The Purchaser understands that the Restricted Shares will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect. The Purchaser acknowledges receiving a copy of Rule 144 promulgated under the Securities Act, as presently in effect, and represents that the Purchaser is familiar with such rule, and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

•

The Purchaser has read and understands the restrictions, limitations and the Company’s rights set forth in the Management Investor Rights Agreement, the Plan and this Agreement that will be imposed on the Restricted Shares (including those restrictions and limitations which will continue after the Shares have vested). The Purchaser acknowledges that to the extent the Purchaser is not a party to the Management Investor Rights Agreement at the time that the Purchaser purchases the Restricted Shares, such purchase shall be treated for all purposes as effecting the Purchaser’s simultaneous execution of the Management Investor Rights Agreement and the Purchaser shall be bound thereby.

•

The Purchaser has not relied upon any oral representation made to the Purchaser relating to the Restricted Shares or upon information presented in any promotional meeting or material relating to the Restricted Shares.

•

The Purchaser understands and acknowledges that (a) any certificate evidencing the Restricted Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) when issued shall bear any legends which may be required by applicable federal and state securities laws or the Management Investor Rights Agreement or the Plan, and (b) except as otherwise provided under the Management Investor Rights agreement, the Company has no obligation to register the Shares or file any registration statement under federal or state securities laws. The Committee reserves the right to account for Shares through book entry or other electronic means rather than the issuance of stock certificates.

Section 6. Designation of Beneficiary. The Purchaser may appoint any individual or legal entity in writing as his beneficiary to receive any Shares (to the extent not previously terminated or forfeited) under this Agreement upon the Purchaser’s death or becoming subject to a Disability. The Purchaser may revoke his designation of a beneficiary at any time and appoint a new beneficiary in writing. To be effective, the Purchaser must complete the designation of a beneficiary or revocation of a beneficiary by written notice to the Company under Section 8 of this Agreement before the date of the Purchaser’s death. In the absence of a beneficiary designation, the legal representative of the Purchaser’s estate shall be deemed the Purchaser’s beneficiary.

Section 7. Condition Precedent. If the Transaction is not consummated, the Company will not grant the Purchaser the Restricted Shares and this Agreement shall become null and void.

Section 8. Notices. All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to it at:

Domus Holdings Corp.

c/o Apollo Management VI, L.P.

9 West 57th Street

New York, New York 10019

Facsimile: (212) 515-3264

Attention: Ali Rashid

With a copy to (which copy will not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Telecopy: (212) 326-2061

Attention: Steven A. Cohen, Esq.

                   Igor Kirman, Esq.

Facsimile: 212.403.2000

If to the Purchaser, at the address set forth on the signature page hereto; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

Any of the foregoing notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 9. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 10. Purchaser’s Undertaking. The Purchaser hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Purchaser pursuant to the express provisions of this Agreement and the Plan.

Section 11. Modification of Rights. The rights of the Purchaser are subject to modification and termination in certain events as provided in this Agreement and the Plan (with respect to the Restricted Shares granted hereby). Notwithstanding the foregoing, the Purchaser’s rights under this Agreement and the Plan may not be materially impaired without the Purchaser’s prior written consent.

Section 12. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 13. Restrictive Covenants. The purchase, grant and vesting of the Restricted Shares pursuant to this Agreement shall be subject to the Purchaser’s continued compliance with the restrictive covenants in Annex I to Section 8 of the Management Investor Rights Agreement.

Section 14. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 15. Entire Agreement. This Agreement, the Plan, the Employment Agreement, the Management Investor Rights Agreement and the other writings referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

Section 16. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 17. Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

Section 18. Dividend and Voting Rights. After the Grant Date, the Purchaser shall be entitled to cash dividends that are payable on the same number of Shares as the Restricted Shares, except that such dividends shall vest only and be payable as and when the underlying Restricted Shares become vested. In addition, the Purchaser shall have voting rights with respect to the Restricted Shares subject to the Award, provided that such rights shall terminate immediately as to any Restricted Shares that are repurchased by the Company or that are otherwise forfeited.

Section 19. Tax Withholding. The Company shall reasonably determine the amount of any Federal, state, local or other income, employment, or other taxes which the Company or any of its subsidiaries may reasonably be obligated to withhold with respect to the grant, vesting, making of an election under Section 83(b) of the Code or other event with respect to the Restricted Shares. The Company’s obligation to deliver the Restricted Shares or any certificates evidencing the Restricted Shares (or to make a book entry or other electronic notation indicating ownership of the Restricted Shares), or otherwise remove the restrictive notations or legends on such shares or certificates that refer to nontransferability as set forth in Section 3 of this Agreement, is subject to the condition precedent that the Purchaser either pay or provide for the amount of any such withholding obligations in such manner as may be authorized by the Committee under, or as may otherwise be permitted under, Article XV of the Plan (which for the avoidance of doubt shall include the right of the Purchaser to elect to have a number of Restricted Shares that are otherwise vesting under Section 3 above and have a Fair Market Value equal to the minimum amount of withholding taxes, withheld from such delivery to the Purchaser in order to satisfy the payment of such taxes, pursuant to Article XV, clause (iii) of the Plan).

Section 20. Stock Power; Power of Attorney. Concurrent with the execution and delivery of this Agreement, the Purchaser shall deliver to the Company an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to the Restricted Shares and any related Restricted Property. The Purchaser, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Agreement, the Company and each of its authorized representatives as the Purchaser’s attorney(s)-in-fact to (1) effect any transfer to the Company (or other purchaser, as the case may be) of the Restricted Shares acquired pursuant to this Agreement (including any related Restricted Property) that are repurchased by the Company (or other permitted purchaser), and (2) execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

Section 21. Adjustment. In the event of any event described in Article X of the Plan occurring after the Grant Date, the adjustment provisions (including the right to substitute cash payments) as provided for under Article X of the Plan shall apply. Notwithstanding Article X of the Plan, if a Sale of the Company shall occur prior to the Restricted Shares otherwise becoming vested under Section 3 above, the Restricted Shares shall vest upon such event in accordance with Section 3 and shall be treated in the same manner as any Shares held by the Purchaser.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement as of the date first written above.

DOMUS HOLDINGS CORP.

By:
Name:
Title:

PURCHASER

See attached signature page

PURCHASER
Name:
Residence Address:

Number of Restricted Shares:	[•]

Unvested RS Purchase Price per Share:	$ [•]

Restricted Stock Agreement Signature Page

Exhibit A

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement between Domus Holdings Corp., a Delaware corporation (the “Company”), and the individual named below (the “Individual”) dated as of             ,            , the Individual hereby sells, assigns and transfers to the Company, an aggregate of             shares of Common Stock of the Company, standing in the Individual’s name on the books of the Company and represented by stock certificate number(s)                                                 to which this instrument is attached, and hereby irrevocably constitutes and appoints                                                                                  as his or her attorney in fact and agent to transfer such shares in the books of the Company, with full power of substitution in the premises.

Dated                        ,

Signature

Print Name

(Instruction: Please do not full in any blanks other than the signature line. The purpose of the assignment is to enable the Company to exercise its sale/purchase option set forth in the Restricted Stock Agreement without requiring additional signatures on the part of the Individual.)